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                                                                    EXHIBIT 99.1





                 OAK TECHNOLOGY RECONSTITUTES BOARD OF DIRECTORS

           YOUNG K. SOHN BECOMES CHAIRMAN, DAVID J. RYNNE JOINS BOARD


SUNNYVALE, CALIF. -- JULY 23, 2001-- Oak Technology, Inc. (Nasdaq:OAKT), a leading provider of embedded solutions for optical storage and digital imaging, announced today that the company has reconstituted the Company's Board of Directors. Oak president and CEO Young K. Sohn has become Board Chairman. In addition, David J. Rynne has joined the Board, and previous Board chairman David Tsang and Board member Ta-Lin Hsu have left the Board to pursue other interests in the worlds of start-up ventures and venture capital.

Young Sohn joined Oak in 1999 as president and CEO. Since joining Oak, Young has streamlined the company's product offerings, divested several under-productive businesses, and brought the company to profitability. Before joining Oak, he was president of the Enterprise and Personal Storage Group, a $4 billion revenue organization, at Quantum Corporation. Prior to Quantum, Mr. Sohn spent nine years at Intel Corporation as marketing director of Worldwide Channel Marketing and business unit manager of the PC chipset business. He also serves on the Boards of Directors of PLX Technology and Hynix Semiconductor (previously Hyundai Electronics Industries). He is also President of AAMA (Asian American Manufactures Association) which has members from over 500 companies in the Silicon Valley.

Rynne is a retired senior financial executive with more than 35 years of experience in growing technology companies. Most recently, Rynne served as executive vice president and chief financial officer at Bay Networks, where he was responsible for completing six


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acquisitions and four major equity investments in technology companies. In 1998, he led the strategy, transaction and integration activity to successfully merge Bay into Nortel Networks. Prior to joining Bay, Rynne served as chief financial officer at Tandem Computers for 14 years, and held a variety of financial management positions spanning an 18-year career at Burroughs Corporation. He currently is Chairman of the Board of Directors of Netfuel, Inc, a programmable network company; and serves on the Board of Directors of PD-LD, Inc., a fiber optic component company. At Oak, he will join the compensation committee and will chair the audit committee of the Oak Board.

"Oak appears to be a premier company in a market space with enormous potential," said Rynne. "I am impressed with Oak's strategy, technical strength and management, and am excited about becoming part of the Oak team."

"We are extremely pleased to attract a financial executive of Dave Rynne's caliber to Oak," said Sohn. "His breadth of financial experience with rapidly growing technology companies will be of great value to Oak as we map our strategy for the future. We thank David Tsang and Ta-Lin Hsu for their years of wise counsel and wish them well in their future endeavors."

Tsang, the company's founder, served on the Board of Directors and as Chairman since the company's inception in 1987. Hsu served a 10-year term as Director.

"I'd like to thank all of the employees of Oak over the years for their hard work and tireless efforts," said David Tsang, Oak's founder and outgoing Board Chairman. "In coming months, I intend to turn an increasing amount of my time and attention to my new venture, an incubator project called Acorncampus.com. "It's not easy to leave but I

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know Oak is in very capable hands with Young, his management team and the current board."

ABOUT OAK TECHNOLOGY

Oak Technology, Inc., a leading provider of solutions for the storage, manipulation and distribution of digital content, is committed to driving the emerging world of connected Information Appliances. The company's fully integrated products and technologies target two key markets: optical storage (CD-RW and DVD for PC and consumer) and digital imaging (advanced copiers, printers, faxes, scanners and MFPs). Founded in 1987, Oak is headquartered in Sunnyvale, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol OAKT. Additional information about Oak and its digital solutions can be found at www.oaktech.com.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: In addition to the historical information contained herein, statements in this press release may contain forward-looking statements within the meaning of the Federal securities laws and are subject to the safe harbors created thereby. Forward-looking statements herein include, but not limited to, the amount and time of potential purchases of the company's Common Stock. These statements involve risks and uncertainties and may differ materially from actual future events or results. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: Factors that could cause actual outcome to differ materially from those set forth include, without limitation, the rate of adoption of new technology, the rate of growth of the CD-RW market, changes in product mix or distribution channels; the demand for semiconductors and end-user products that incorporate semiconductors; technological difficulties and resource constraints encountered in developing and/or introducing new products, and market acceptance of new products. Forward-looking statements contained in this press release regarding expected financial results, industry trends, sales and future product development and business strategies and activities should be considered in light of these factors, and those factors discussed from time to time the Company's public reports filed with the Securities and Exchange Commission, such as those discussed in the Company's Annual Report on Form 10K for fiscal year ending June 30, 2000, and in quarterly reports on Form 10Q.